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                                                                     EXHIBIT 8.1


                                August 19, 2003


Ashford Hospitality Trust, Inc.
14180 Dallas Parkway, 9th Floor
Dallas, Texas 75254

Ladies and Gentlemen:

         We have acted as counsel to Ashford Hospitality Trust, Inc., a Maryland corporation (the "Company"), in connection with the preparation of a Form S-11 registration statement (the "Registration Statement") filed with the Securities and Exchange Commission ("SEC") on May 15, 2003 (No. 333-105277), as amended through the date hereof, with respect to the offering and sale (the "Offering") of 40,250,000 common shares of beneficial interest, par value $0.01 per share, of the Company (the "Common Shares"). You have requested our opinion as to certain United States federal income tax matters in connection with the Offering.

         In connection with our opinion, we have examined and relied upon the following:

         1. the Company's Articles of Amendment and Restatement, in the form filed as an exhibit to the Registration Statement;

         2. The Company's Amended and Restated Bylaws, in the form filed as an exhibit to the Registration Statement;

         3. the Registration Statement, including the prospectus (the "Prospectus") contained as a part thereof;

         4. the Limited Partnership Agreement of the Operating Partnership between Ashford OP General Partner LLC, as the general partner, and Ashford OP Limited Partner LLC, and certain officers, directors and others as the limited partners (the "Operating Partnership Agreement"), in the form filed as an exhibit to the Registration Statement;

         5. the Omnibus Option Agreement between Ashford Hospitality Limited Partnership, Ashford Financial Corporation, Remington Suites Austin, L.P., Remington Suites Dallas, L.P., Remington Suites Dulles, L.P., Remington Suites Las Vegas, L.P., Chicago Illinois Hotel Limited Partnership and Remington Long Island Hotel, L.P., dated as of May 15, 2003, which was filed as an exhibit to the Registration Statement;


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Ashford Hospitality Trust, Inc.
August 19, 2003
Page 2


         6. the Leases, a form of which is attached to the Officer's Certificate (as defined below);

         7. the articles of incorporation, bylaws and stock ownership information of each corporation in which the Company directly or indirectly owns an interest, as set forth on Schedule 1 attached hereto (the "Corporate Subsidiaries");

         8. the certificate of formation, if applicable, and the partnership agreement or limited liability company operating agreement, as applicable, of each partnership or limited liability company in which the Company directly or indirectly owns an interest, as set forth on Schedule 2 attached hereto (the "Partnership/Limited Liability Company Subsidiaries"); and

         9. such other documents, records and matters of law as we have deemed necessary or appropriate for rendering this opinion.

         In our examination, we have assumed (i) the authenticity and completeness of all original documents reviewed by us in original or copy form,
(ii) the conformity to the original documents of all documents reviewed by us as copies, including electronic copies, (iii) the authority and capacity of the individual or individuals who executed any document on behalf of any person or entity to so execute such document, (iv) the genuineness of all signatures on documents examined by us, and (v) the accuracy and completeness of all records made available to us. We have assumed that each unexecuted document submitted to us for our review will be executed in a form materially identical to the form we reviewed. In connection with the opinion rendered below, we also have relied upon the correctness of the factual representations contained in the Officer's Certificate and have assumed that all representations made "to the best knowledge of" any person will be true, correct and complete as if made without that qualification. We have also assumed, with your consent, that:

         1. during its short taxable year ending December 31, 2003 and future taxable years, the Company will operate in a manner that will make the representations contained in a certificate, dated August 19, 2003 and executed by a duly appointed officer of the Company (the "Officer's Certificate"), true for such years;

         2. the Company will not make any amendments to its organization documents or allow amendments to the Operating Partnership Agreement or partnership agreements of the Partnership Subsidiaries after the date of this opinion that would affect its qualification as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for any taxable year; and

         3. no action will be taken by the Company, the Operating Partnership, the Partnership Subsidiaries or the Corporate Subsidiaries after the date hereof that would have the effect of altering the facts upon which the opinion set forth below is based.


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Ashford Hospitality Trust, Inc.
August 19, 2003
Page 3


         Based on the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, and the discussion in the Prospectus under the caption "Federal Income Tax Consequences Of Our Status As A REIT" (which is incorporated herein by reference), we are of the opinion that:

                  (a) commencing with the Company's short taxable year ending on December 31, 2003, the Company will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and the Company's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

                  (b) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Federal Income Tax Consequences Of Our Status As A REIT" are correct in all material respects, and the discussion thereunder expresses the opinion of Andrews & Kurth L.L.P. insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters.

         We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

         The foregoing opinions are limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other United States federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the "Regulations"), published administrative interpretations thereof, and published court decisions, all of which are subject to change and new interpretation, both prospectively and retroactively. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT. Although the conclusions set forth herein represent our best judgment as to the probable outcome on the merits of such matters, the Internal Revenue Service and the courts are not bound by, and may disagree with, the conclusions set forth herein. This opinion is rendered only as of the date hereof, and we assume no obligation to update our opinion to address other facts or any changes in law or interpretation thereof that may hereafter occur or hereafter come to our attention. If any one of the statements, representations, warranties or assumptions that we have relied upon to issue these opinions is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Andrews & Kurth L.L.P. under the

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Ashford Hospitality Trust, Inc.
August 19, 2003
Page 4

captions "Federal Income Tax Consequences Of Our Status As A REIT" and "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.



                                                     Very truly yours,


                                                     /s/ Andrews & Kurth L.L.P.


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                                   SCHEDULE 1

                             Corporate Subsidiaries



NAME                                     JURISDICTION OF FORMATION/INCORPORATION
----                                     ---------------------------------------

Ashford TRS Corporation                                 Delaware

Austin Embassy Beverage, Inc.                             Texas



                                   Schedule 1

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                                   SCHEDULE 2

               Partnership/Limited Liability Company Subsidiaries

NAME                                     JURISDICTION OF FORMATION/INCORPORATION
----                                     ---------------------------------------
Ashford OP General Partner LLC                         Delaware

Ashford OP Limited Partner LLC                         Delaware

Ashford Hospitality Limited Partnership                Delaware

Ashford Properties General Partner LLC                 Delaware

Ashford Dulles LP                                      Delaware

Ashford Las Vegas LP                                   Delaware

Ashford Dallas LP                                      Delaware

Ashford Austin LP                                      Delaware

Ashford Covington LP                                   Delaware

Ashford Holtsville LP                                  Delaware



                                   Schedule 2